EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 16 May, 2012 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in National Grid plc’s Annual Report on Form 20-F for the year ended 31 March, 2012.

/s/ PricewaterhouseCoopers LLP
London, UK 23 October, 2012